Exhibit 10.1

AFFILIATE VERSION

_________, 20__

Novamerican Steel Inc.

1050 University Avenue

Norwood, Massachusetts 02062

Attention:	Karen G. Narwold

Telephone: (781) 762-0123

Facsimile: (781) 486-9120

Email: karen_narwold@novamerican.com

Re:	Exchange of Warrants for Common Stock

Ladies and Gentlemen:

Novamerican Steel Inc., a Delaware corporation (the “Company”), issued 4,166,667 warrants in a private placement that occurred on March 5, 2007, 787,402 warrants in a private placement that occurred on June 21, 2007 and 1,875,000 warrants included in the units issued in a private placement on November 15, 2007 (collectively referred to as the “Private Warrants”). The Company also issued 18,750,000 warrants in its initial public offering that occurred on March 12, 2007 (the “Public Warrants”). Each such warrant entitles the holder to purchase one share of the Company’s common stock. The Private Warrants and the Public Warrants are collectively called the “Warrants.”

This letter confirms the agreement between the Company and the undersigned (the “Holder”), to an exchange of _______ Warrants (consisting of _______ Private Warrants and ________ Public Warrants and, collectively. the “Exchange Warrants”), for _____ shares (the “Exchange Shares”) of the Company’s common stock, $0.001 par value per share, CUSIP 66986M 100 (the “Common Stock”), on the terms set forth herein (the “Exchange”).

1.	Exchange.

(a)       Subject to Section 3, the settlement of the Exchange will take place on __________, 20__ or on such earlier or later date as shall be mutually agreed by the Company and the Holder (the “Settlement Date”).

(b)       The Holder will cause delivery of the Exchange Warrants via The Depository Trust Company (“DTC”) or, if the Exchange Warrants are represented by certificates registered in the name of the Holder or its affiliate(s), via physical delivery of such certificates to be made to the Company, and the Company will cause delivery to be made to the Holder via DTC or, if reasonably requested by the Holder, via physical delivery of such certificates, of the Exchange Shares.

(c)       Upon consummation of the Exchange and without any further action on the part of the Holder, on the Settlement Date, the Holder will also have hereby transferred and assigned to the Company any and all claims of any kind or nature whatsoever that the Holder has or may have arising out of or relating to the Exchange Warrants and will have hereby released the Company, its subsidiaries and its and their respective directors, officers and employees from any and all claims arising out of or relating to the Exchange Warrants.

2.	Representations, Warranties and Agreements.

(a)       Holder. In connection with the transactions contemplated hereby, the Holder hereby represents, warrants, acknowledges and agrees as follows:

(1)       The Holder (i) is (a) an individual or (b) a corporation, limited liability company, limited or general partnership, trust or other entity duly organized and validly existing under the laws of the jurisdiction in which it is organized, (ii) in the case of an entity, has all organizational power and authority necessary to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and (iii) in the case of an entity, has taken all organizational action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Holder and is enforceable against the Holder in accordance with its terms. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Holder violates or contravenes or will violate or contravene any applicable laws, rules or regulations or any of the Holder’s material agreements, or in the case of an entity, any of its organizational documents.

(2)       The Holder is and, on the Settlement Date, will be the sole record owner (directly or through DTC) of the Exchange Warrants. Upon consummation of the Exchange, the Exchange Warrants will have been delivered hereunder to the Company, and the Holder will have conveyed hereunder to the Company good title to the Exchange Warrants, in each case free and clear of any and all liens, charges or encumbrances of any kind or nature whatsoever.

(3)       There are and, on the Settlement Date, will be no beneficial owners of the Exchange Warrants except as described in filings relating to the Holder and made with the SEC pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(4)       The Holder has not acted or been engaged to act as the Company’s finder, broker, solicitor, agent or other person acting in a comparable capacity in connection with the transactions contemplated hereby. Neither the Holder nor anyone acting on its behalf has engaged or, prior to the Settlement Date, will engage any finder, broker, solicitor, agent or other person in a comparable capacity in connection with the transactions contemplated hereby or any similar transactions. Neither the Holder nor anyone acting on its behalf has received or will receive any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange. There are no contracts, agreements or understandings that would give rise to a valid claim against the Company or the Holder for a commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.

(5)       The Holder understands that the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transactions contemplated hereby are intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder has not taken and will not take any action that might subject the offering and the issuance of the Exchange Shares to the registration requirements of Section 5 of the Securities Act. The Holder, after due inquiry, knows of no reason why such exemption will not be available for the Exchange.

(6)       The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Exchange Shares and to make an informed investment decision with respect to such acquisition and the Exchange. The Holder acknowledges that the Company has not made and will not make any representation regarding the value of the Exchange Warrants or the Exchange Shares.

(7)       The Holder has (i) reviewed copies of the Company’s quarterly report on Form 10-Q for the quarter ended May 31, 2008, annual report on Form 10-K for the year ended November 24, 2007, proxy statement on Schedule 14A dated March 23, 2008, current reports on Form 8-K and registration statement on Form S-1 originally filed on June 11, 2008, all as amended and as filed with or furnished to the SEC (including, without limitation, the disclosures regarding risk factors and forward- looking statements contained therein), (ii) had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of the transactions contemplated hereby and (iii) had full opportunity to consult with legal, tax and other advisors as it has deemed necessary in connection with the transactions contemplated hereby. The Holder acknowledges that it has not been provided by the Company with any material nonpublic information, including any information updating the Company’s earnings guidance or business outlook since the Company’s most recent relevant public disclosure.

(8)       The Holder acknowledges that it is aware, through the Company’s public disclosure, that (i) the Company is highly leveraged and (ii) the Company may from time to time and at any time (A) at prevailing market prices or otherwise, exchange or purchase Warrants in open market or privately negotiated transactions for cash (from cash on hand, borrowings under its ABL credit facility or new credit facilities, or proceeds from sale of debt or equity securities or assets), shares of Common Stock or other equity or debt securities, or a combination thereof, on the same or different terms than those set forth herein, and (B) seek and obtain consent from the lenders under its ABL credit facility with respect to any restrictions thereunder applicable to such transactions.

(b)       Company. In connection with the transactions contemplated hereby, the Company hereby represents, warrants, acknowledges and agrees as follows:

(1)       The Company (i) is a corporation duly organized and validly existing under the laws of Delaware, (ii) has all organizational power and authority necessary to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and (iii) has taken all organizational action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is enforceable against it in accordance with its terms. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company violates or contravenes or will violate or contravene any applicable laws, rules or regulations, any of its organizational documents or any of its material agreements.

(2)       The Company acknowledges that the Exchange Shares have not been registered under the Securities Act and that the transactions contemplated hereby are intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Company knows of no reason why such exemption will not be available for the Exchange.

(3)       Based upon the representations set forth in Sections 2(a)(5) and 2(b)(2), the Exchange Shares issued in exchange for the Public Warrants will not be restricted securities within the meaning of the Securities Act and, subject to applicable securities laws, will be freely transferable by the Holder. The certificates representing the Exchange Shares issued in exchange for the Public Warrants will not bear a restrictive legend under the Securities Act. Based upon the representations set forth in Sections 2(a)(5) and 2(b)(2), the Exchange Shares issued in exchange for the Private Warrants will be restricted securities within the meaning of the Securities Act and will be transferable by the Holder subject to the same restrictions that are applicable to the Private Warrants. The certificates representing the Exchange Shares issued in exchange for the Private Warrants will bear a restrictive legend under the Securities Act.

(4)       Upon consummation of the Exchange, the Exchange Shares will be (i) duly authorized, validly issued, fully paid and nonassessable and (ii) delivered free and clear of all liens, claims and encumbrances (except as stated in Section 8(b)(3)).

(5)       The Company is current in its reporting obligations under the Exchange Act.

3.             Nasdaq Listing. If required by Nasdaq, the Company shall file with Nasdaq a Listing of Additional Shares Form relating to the Exchange Shares promptly after the date hereof and shall use all reasonable efforts to cause the Exchange Shares to be listed as soon thereafter as practicable.

4.	Termination.

(a)       If (1) at any time prior to the Settlement Date, trading in the Common Stock on Nasdaq is suspended or otherwise halted for more than 24 hours or (2) a postponement described in Section 7 shall have continued more than 30 days beyond the date hereof, then in any such case, the Holder shall have the unilateral right to terminate this Agreement by giving the Company written notice to that effect. In the event of termination of this Agreement pursuant to this Section 4(a), all further obligations of the parties under this Agreement shall terminate without any further liability of either party to the other party, provided that the obligations of the parties contained in Sections 6 and 8(a) shall survive such termination.

(b)       In the event of a material breach of this Agreement by a party, the other party shall have the unilateral right to terminate this Agreement by giving written notice to that effect to the breaching party. In the event of a termination of this Agreement pursuant to this Section 4(b), such termination shall not relieve the breaching party of any liability for such breach hereunder or be deemed to constitute a waiver of any right or remedy for such breach.

5.            Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware (without giving effect to the laws, rules or principles of the State of Delaware regarding conflicts of laws). Each party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach hereof shall be commenced and prosecuted in a court in the State of Delaware. Each party consents and submits to the non-exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum. Each party waives trial by jury in any such proceeding.

6.            Confidentiality. Except as required by law, the Holder agrees to keep this Agreement and its terms confidential. Except as required by law, neither party shall make or issue a public statement that specifically names the other party without the other party’s written consent (such consent not to be unreasonably withheld or delayed). The obligations under this Section 6 shall be additive to and not in lieu of the obligations under any other confidentiality agreement between the parties.

7.           Suspension of Obligations. If, at any time on or before the Settlement Date, an event occurs or circumstances arise as a result of which, based on the written advice of outside counsel, the Company reasonably and in good faith believes, that it possesses material nonpublic information and, absent disclosure of such information, consummation of the Exchange would constitute a violation of the Securities Act or Exchange Act, the Company shall have the right to postpone the Settlement Date until such time as such information shall have become public or the Company believes that such information shall have ceased to be material, but such postponement shall not continue more than 30 days beyond the date hereof.

8.	Miscellaneous.

(a)       Expenses. Except as otherwise provided in this Agreement and regardless of whether the transactions contemplated hereby are completed, each party agrees to pay all expenses, fees and costs (including legal, accounting and consulting expenses) incurred by it in connection with the transactions contemplated hereby.

(b)       Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be given by written notice, shall be transmitted by (1) personal delivery, (2) registered or certified mail, return receipt requested, postage prepaid, (3) overnight mail by an internationally recognized courier service or (4) facsimile or other electronic means (including by email with a confirmatory receipt) and shall be addressed, in the case of the Company and the Holder, to the addresses set forth in this Agreement and to the attention of the individual who is the signatory hereto.

(c)       Amendments. Any amendment to this Agreement must be set forth in a written instrument which is executed and delivered by both of the parties. Such amendment shall be effective only to the extent specifically set forth in such written instrument.

(d)       No Waivers. No waiver of any provision hereof shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered by such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) of, nor the delay or failure (at any time or for any period of time) to exercise, any right or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right or remedy or any other right or remedy at any time and from time to time thereafter. No waiver of any right or remedy shall be deemed to be a waiver of any other right or remedy or shall, except to the extent so waived, impair, limit or restrict the exercise of such right or remedy.

(e)       Entire Agreement. This Agreement, together with any confidentiality agreement described in Section 6, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all prior representations, understandings and agreements between the parties concerning such subject matter.

(f)        Assignment. Neither party shall assign this Agreement without prior written consent of the other party.

(g)       Headings; Counterparts; Facsimile Signatures. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part hereof and shall not limit, modify or affect in any way the meaning or interpretation hereof. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by the parties at such time as counterparts shall have been executed and delivered by all of the parties, regardless of whether all of the parties have executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties. A facsimile transmission of this Agreement bearing a signature on behalf of a party shall be legal and binding on such party.

(h)       Severability. If any provision hereof shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (1) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by such provision, or (2) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision hereof.

(i)        Definitions. For purposes of this Agreement, “beneficial ownership” and correlative terms shall have the same meaning as under both Sections 13 and 16 of the Exchange Act and the General Rules and Regulations under the Exchange Act, “related person” shall mean any director, executive officer or consultant of the Company or any beneficial owner of greater than 5% of the Company’s securities and “affiliate” and “controlling person” shall have the same meanings as under the Securities Act.

(j)        Further Assurances. Each party will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreements.

If this letter correctly sets forth our agreement, please so confirm by signing this letter in the space provided below whereupon this letter shall become a binding and enforceable agreement.

Very truly yours,
HOLDER
Name: Address: Facsimile: Email:

AGREED AND ACCEPTED:
NOVAMERICAN STEEL INC.
By:
Name: Title: